Exhibit 99.1

Altra Reports Third-Quarter 2019 Results

Third-Quarter Sales up 94% YOY to $442.9M, Reflecting
Addition of Automation & Specialty (“A&S”) Business

Cost Actions and Synergies Benefit Third-Quarter Earnings

$25M of Working Capital Improvements Drove Strong Cash Flow from Operations

On Track to Exceed 2019 Synergy Targets and Achieve Debt Reduction Target

Resetting 2019 Guidance and Providing Preliminary 2020 Outlook

BRAINTREE, Mass., October 24, 2019 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the third quarter ended September 30, 2019. Except where otherwise noted, financial results for the third quarter of 2019 include the A&S business whereas results for the prior year period do not include financial results of the A&S business on a proforma basis.

Third Quarter Financial Highlights

•

Third-quarter 2019 net sales were $442.9 million, up 94% from $228.5 million in the third quarter of 2018. Organic sales were down 3.6% for the combined business on an unaudited pro forma basis, compared to the third quarter of 2018. Excluding the impact of foreign currency translation, Power Transmission Technologies (PTT) segment sales were down 2.3% and Automation & Specialty (A&S) segment sales were down 5.9% compared to the prior year.*

•

Third-quarter net income was $25.7 million, or $0.40 per diluted share, compared with $12.3 million, or $0.42 per diluted share, in the third quarter of 2018. Non-GAAP net income in the third quarter of 2019 was $44.3 million, or $0.69 per diluted share. This is compared with non-GAAP net income of $20.6 million, or $0.71 per diluted share, in the third quarter of 2018.*

•	Non-GAAP adjusted EBITDA in the third quarter of 2019 was $89.0 million, or 20.1% of net sales, compared with $35.9 million, or 15.7% of net sales, in the third quarter of 2018.*
•

Operating income margin in the third quarter of 2019 was 11.0% compared with 9.1% in the third quarter of 2018. Gross profit margin in the third quarter of 2019 was 35.4%, a 390 basis point increase over 31.5% in the third quarter of 2018. Non-GAAP operating income margin in the third quarter of 2019 was 16.5%, a 410 basis point increase from 12.4% in the third quarter of 2018.*

•

Cash flow from operations for the third quarter of 2019 of $84.3 million led to free cash flow of $71.5 million, compared to free cash flow of $23.7 million in the third quarter of 2018. On a year-to-date basis the Company has generated $143.5 million of free cash flow.*

•	$40.0 million of debt was paid down in the third quarter of 2019, bringing total debt pay down to $110.0 million since the closing of the A&S merger on October 1, 2018.

Strategic Highlights

•	Strong pricing power and supply chain management continued to offset the impacts from tariffs and higher input costs
•

On track to deliver $15.0 million of synergies in 2019, above the original target of $10.0 to $12.0 million, and deliver a total of $52.0 million of synergies by year four, with strategic supply chain initiatives substantially ahead of 2019 targets

Management Comments

“Despite pressure on the topline, our third-quarter performance was highlighted by our exceptional operating results and working capital improvements which delivered strong cash flow from operations and record free cash flow as well as strong earnings,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “On a sequential basis, although third-quarter sales declined $24 million, non-GAAP Operating Income was down only $6.0 million, or 25% of the sales decline, as the benefits of our cost actions and synergies helped mitigate the impact of topline declines. Our ongoing focus on cash management yielded strong cash flow from operations and a record $71.5 million of free cash flow in the third quarter, which is nearly equal to the amount of free cash flow that we generated in the entire first half of the year. The team also did an excellent job delivering $25 million of working capital improvements in the third-quarter.*”

Third-quarter revenue came in short of expectations due largely to greater than anticipated headwinds in the global industrial economy. This was partially offset by ongoing strength across the renewable energy and aerospace and defense end markets. We expect the challenging market environment to continue into the foreseeable future and have reflected this in our revised 2019 guidance and preliminary 2020 outlook.

It has now been a year since we completed the transformative merger with A&S and we remain excited by the opportunity we have to leverage this powerful combination and realize our full potential as a premier industrial company,” continued Christenson. “As we navigate through the current macro headwinds, we are focused on cost containment, while working to ensure that we protect the long term growth opportunities for the business. In addition, we remain committed to delivering the synergies and de-levering the balance sheet with our strong free cash flow.”

“There continues to be a tremendous amount of uncertainty in regards to the industrial economy,” said Christenson. “In the near term, we expect this uncertainty will limit investment. Assuming business conditions are similar to what we are experiencing in the second half of 2019, we expect 2020 sales in the range of 2% to 4% below 2019, with a more significant decline in the first half of the year due to the more difficult comparables. We remain focused on accelerating our activities to achieve our long-term goals of being recognized as a premier industrial company,” concluded Christenson.

Business Outlook

Altra is revising its guidance for full year 2019 as follows:

•	Full-year 2019 sales in the range of $1,827 to $1,837 million.
•	GAAP diluted EPS in the range of $1.71 to $1.81.
•	Non-GAAP diluted EPS in the range of $2.77 to $2.83.*

•	Non-GAAP adjusted EBITDA in the range of $375 to $381 million.*
•

Tax rate for the full year is now expected to be approximately 23.5% to 24.5% before discrete items, capital expenditures in the range of $50 to $55 million, and depreciation and amortization in the range of $128 to $130 million.

Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2019	2018	2019	2018
Net income	$25.7	$12.3	$89.9	$40.3

Restructuring costs	$6.2	$0.6	$11.7	$2.1
Acquisition related stock compensation expense	0.7	-	2.6	-
Supplier warranty settlement	-	-	-	(2.0)
Acquisition related amortization expense	17.5	2.4	52.9	7.3
Loss on partial settlement of pension plan	-	-	-	5.1
Acquisition related expenses	-	4.6	0.7	11.9
Tax impact of above adjustments	(5.8)	0.7	(16.2)	(0.2)
Non-GAAP net income*	$44.3	$20.6	$141.6	$64.5
Non-GAAP diluted earnings per share*	$0.69	$0.71	$2.20	$2.21

*Reconciliation of Free Cash Flow

	Quarter Ended September 30,		Year to Date Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$84.3	$29.9	$180.4	$59.0
Purchase of property, plant and equipment	(12.8)	(6.2)	(36.9)	(21.1)
Free cash flow*	$71.5	$23.7	$143.5	$37.9

*Reconciliation of Net Debt

	September 30, 2019	December 31, 2018
Debt	$1,644.6	$1,734.0
Cash	(168.0)	(169.0)
Net debt*	$1,476.6	$1,565.0

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2019	2018	2019	2018
Income from operations	$48.5	$20.8	$172.0	$68.4
Income from operations as a percent of net sales	11.0%	9.1%	12.4%	9.7%

Restructuring costs	$6.2	$0.6	$11.7	$2.1
Acquisition related stock compensation expense	0.7	-	2.6	-
Supplier warranty settlement	-	-	-	(2.0)
Acquisition related amortization expense	17.5	2.4	52.9	7.3
Acquisition related expenses	-	4.6	0.7	11.9
Non-GAAP income from operations*	$72.9	$28.4	$239.9	$87.7
Non-GAAP Income from operations as a percent of net sales	16.5%	12.4%	17.2%	12.4%

*Reconciliation of GAAP to Non-GAAP Operating Income and Operating Income Margin

Selected Statement of Income Data
	Quarter Ended September 30, 2019			Quarter Ended September 30, 2018
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$442.9	$-	$442.9	$228.5	$-	$228.5
Cost of sales	285.9	-	285.9	156.5		156.5
Gross profit	157.0	-	157.0	72.0	-	72.0
Operating Expenses
Selling, general & administrative expenses	87.9	18.2	69.7	44.9	7.0	37.9
Research and development expenses	14.4	-	14.4	5.7	-	5.7
Restructuring costs	6.2	6.2	-	0.6	0.6	-
Income from Operations	$48.5	$24.4	$72.9	$20.8	$7.6	$28.4
GAAP and Non-GAAP Income from operations as a percent of net sales	11.0%		16.5%	9.1%		12.4%

	Year to Date Ended September 30, 2019			Year to Date Ended September 30, 2018
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,392.2	$-	$1,392.2	$706.2	$-	$706.2
Cost of sales	893.3	-	893.3	481.8	(2.0)	483.8
Gross profit	498.9	-	498.9	224.4	(2.0)	222.4
Operating Expenses
Selling, general & administrative expenses	270.8	56.2	214.6	135.4	19.2	116.2
Research and development expenses	44.4	-	44.4	18.5	-	18.5
Restructuring costs	11.7	11.7	-	2.1	2.1	-
Income from Operations	$172.0	$67.9	$239.9	$68.4	$19.3	$87.7
GAAP and Non-GAAP Income from operations as a percent of net sales	12.4%		17.2%	9.7%		12.4%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended September 30,
	2019	2018
Net income	$25.7	$12.3

Asset impairment and other, net	(1.3)	0.2
Tax expense	5.0	5.8
Interest expense	18.2	2.0
Depreciation expense	14.6	6.9
Acquisition related amortization expense	17.5	2.4
Acquisition related expenses	-	4.6
Stock compensation expense	3.1	1.1
Restructuring costs	6.2	0.6
Non-GAAP adjusted EBITDA	$89.0	$35.9
Non-GAAP adjusted EBITDA as a percent of net sales	20.1%	15.7%

*Reconciliation of 2019 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2019 Net Income	Projected Fiscal Year 2019 Diluted EPS
Net income and diluted earnings per share	$110.5 - $116.7	$1.71 - $1.81
Restructuring costs	15.0 - 12.0
Acquisition related stock compensation expense	3.1
Acquisition related amortization expense	70.0
Acquisition expense	0.7
Tax impact of above adjustments(1) (2)	(20.4) - (19.7)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$178.9 - $182.8	$2.77 - $2.83
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.5% - 24.5% by the above items

*Reconciliation of 2019 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2019
Net income	$110.5 - $116.7
Interest expense	73.6 - 73.9
Tax expense	34.9 - 35.4
Depreciation expense	58.0 - 60.0
Acquisition related amortization expense	70.0
Stock based compensation	12.3
Acquisition expense	0.7
Restructuring costs	15.0 - 12.0
Non-GAAP adjusted EBITDA*	$375.0 - $381.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited third quarter financial results on Thursday, October 24, 2019 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under Events and Presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 24 through midnight on November 7, 2019. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 6783259). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,300 employees and over 50 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In Millions of Dollars	September 30, 2019	December 31, 2018
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$168.0	$169.0
Trade receivables, net	244.3	259.8
Inventories	230.3	231.2
Income tax receivable	22.5	10.2
Prepaid expenses and other current assets	31.2	33.1
Assets held for sale	-	0.7
Total current assets	696.3	704.0
Property, plant and equipment, net	351.6	364.4
Intangible assets, net	1,507.4	1,585.7
Goodwill	1,658.7	1,662.3
Deferred income taxes	0.9	4.9
Other non-current assets, net	40.2	15.9
Operating lease, right of use asset	38.6	-
Total assets	$4,293.7	$4,337.2

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$149.2	$175.8
Accrued payroll	56.1	57.0
Accruals and other current liabilities	86.7	79.6
Income tax payable	8.6	7.5
Current portion of long-term debt	18.7	17.2
Operating lease liabilities	13.9	-
Total current liabilities	333.2	337.1
Long-term debt, less current portion and net of unaccreted discount	1,602.8	1,690.9
Deferred income taxes	394.6	393.2
Pension liabilities	31.8	32.0
Long-term taxes payable	4.5	5.4
Other long-term liabilities	33.0	30.4
Operating lease liabilities, net of current portion	26.3	-
Total stockholders' equity	1,867.5	1,848.2
Total liabilities, and stockholders' equity	$4,293.7	$4,337.2

Reconciliation to operating working capital:
Trade receivables, net	244.3	259.8
Inventories	230.3	231.2
Accounts payable	(149.2)	(175.8)
Non-GAAP operating working capital*	$325.4	$315.2

Consolidated Statements of Income Data:	Quarter Ended September 30,				Year to Date Ended September 30,
In Millions of Dollars	2019		2018		2019		2018
	(Unaudited)		(Unaudited)		(Unaudited)
Net sales	$442.9		$228.5		$1,392.2		$706.2
Cost of sales	285.9		156.5		893.3		481.8
Gross profit	$157.0		$72.0		$498.9		$224.4
Gross profit as a percent of net sales	35.4%		31.5%		35.8%		31.8%
Selling, general & administrative expenses	87.9		44.9		270.8		135.4
Research and development expenses	14.4		5.7		44.4		18.5
Restructuring costs	6.2		0.6		11.7		2.1
Income from operations	$48.5		$20.8		$172.0		$68.4
Income from operations as a percent of net sales	11.0%		9.1%		12.4%		9.7%
Loss on partial settlement of pension plan	-		-		-		5.1
Interest expense, net	18.2		2.0		56.6		5.8
Other non-operating expense/(income), net	(0.4)		0.7		1.1		0.2
Income before income taxes	$30.7		$18.1		$114.3		$57.3
Provision/(Benefit) for income taxes	5.0		5.8		24.4		17.0
Income tax rate	16.3%		32.0%		21.3%		29.7%
Net income	$25.7		$12.3		$89.9		$40.3

Weighted Average common shares outstanding:
Basic	64.4		29.0		64.3		29.1
Diluted	64.6		29.0		64.5		29.2
Net income per share:
Basic	$0.40		$0.42		$1.40		$1.39
Diluted	$0.40		$0.42		$1.39		$1.38

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$48.5		$20.8		$172.0		$68.4
Restructuring costs	6.2		0.6		11.7		2.1
Acquisition related stock compensation expense	0.7		-		2.6		-
Supplier warranty settlement	-		-		-		(2.0)
Acquisition related amortization expense	17.5		2.4		52.9		7.3
Acquisition related expenses	-		4.6		0.7		11.9
Non-GAAP income from operations *	$72.9		$28.4		$239.9		$87.7
Non-GAAP income from operations as a percent of net sales	16.5%		12.4%		17.2%		12.4%

Reconciliation of Non-GAAP Net Income:	`
Net income	$25.7		$12.3		$89.9		$40.3
Restructuring costs	6.2		0.6		11.7		2.1
Acquisition related stock compensation expense	0.7		-		2.6		-
Supplier warranty settlement	-		-		-		(2.0)
Acquisition related amortization expense	17.5		2.4		52.9		7.3
Loss on partial settlement of pension plan	-		-		-		5.1
Acquisition related expenses	-		4.6		0.7		11.9
Tax impact of above adjustments	(5.8)		0.7		(16.2)		(0.2)
Non-GAAP net income *	$44.3		$20.6		$141.6		$64.5
Non-GAAP diluted earnings per share *	$0.69	(1)	$0.71	(2)	$2.20	(3)	$2.21	(4)

(1) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.8% by the above items.

(2) -  Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring costs and acquisition related amortization expense. Acquisition related expenses in the quarter are not tax deductible, therefore the tax impact has been eliminated.

(3) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.8% by the above items.

(4) -  Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring and acquisition related amortization expense, and the loss on settlement of pension plan. Acquisition related expenses in the quarter are not tax deductible, therefore the tax impact has been eliminated. The supplier warranty settlement income is not taxable in the local jurisdiction; therefore, no tax impact has been assumed.

Cash flows from operating activities	Year to Date Ended September 30,
In Millions of Dollars	2019	2018

Net income	$89.9	$40.3
Adjustments to reconcile net income to net operating cash flows:
Depreciation	43.5	20.7
Amortization of intangible assets	52.9	7.3
Amortization of deferred financing costs	3.8	0.5
Loss on foreign currency, net	(0.5)	0.2
Loss on partial settlement of pension plan	—	5.1
Loss on disposal, impairment and other	0.2	0.3
Stock-based compensation	10.1	3.8
Changes in assets and liabilities, net of assets acquired:
Trade receivables	10.2	(7.5)
Inventories	(3.7)	(13.8)
Accounts payable, accrued payroll, accruals and current liabilities	(15.3)	7.1
Other current assets and liabilities	(10.3)	(4.3)
Other operating assets and liabilities	(0.4)	(0.7)
Net cash provided by operating activities	180.4	59.0
Cash flows from investing activities
Purchase of property, plant and equipment	(36.9)	(21.1)
A&S acquisition purchase price adjustment	(13.5)	—
Acquisition of Aluminium Die Casting, S.r.L.	—	(2.7)
Proceeds from sale of building	0.4	—
Net cash used in investing activities	(50.0)	(23.8)
Cash flows from financing activities
Payments on 2015 Revolving Credit Facility	—	(36.7)
Payments on Term Loan Facility	(90.0)	—
Dividend payments	(33.1)	(15.0)
Borrowing under 2015 Revolving Credit Facility	—	19.0
Payments of equipment, working capital notes, mortgages and other debts	(0.9)	(1.1)
Proceeds from issuance of China debt	2.1	—
Shares surrendered for tax withholding	(3.9)	(2.8)
Net cash used in financing activities	(125.8)	(36.6)
Effect of exchange rate changes on cash and cash equivalents	(5.6)	(0.5)
Net change in cash and cash equivalents	(1.0)	(1.9)
Cash and cash equivalents at beginning of period	169.0	52.0
Cash and cash equivalents at end of period	$168.0	$50.1

Reconciliation to free cash flow:
Net cash flows from operating activities	$180.4	$59.0
Purchase of property, plant and equipment	(36.9)	(21.1)
Free cash flow *	$143.5	$37.9

Selected Segment Data	Quarter Ended September 30,		Year to Date Ended September 30,
In Millions of Dollars	2019	2018	2019	2018
Net Sales:
Power Transmission Technologies	$218.7	$228.5	$688.6	$706.2
Automation & Specialty	224.8	-	707.2	-
Inter-segment eliminations	(0.6)	-	(3.6)	-
Total	$442.9	$228.5	$1,392.2	$706.2

Income from operations:
Power Transmission Technologies	$26.3	$28.0	$87.1	$89.4
Automation & Specialty	29.7	-	102.1	-
Corporate	(1.3)	(6.6)	(5.5)	(18.9)
Restructuring costs	(6.2)	(0.6)	(11.7)	(2.1)
Total	$48.5	$20.8	$172.0	$68.4

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended September 30, 2019				Year to Date Ended September 30, 2019
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$23.4	$26.4	$(1.3)	$48.5	$81.3	$96.2	$(5.5)	$172.0
Restructuring costs	2.9	3.3	-	6.2	5.8	5.9	-	11.7
Acquisition related stock compensation expense	-	-	0.7	0.7	-	-	2.6	2.6
Acquisition related amortization expense	2.3	15.2	-	17.5	6.9	46.0	-	52.9
Acquisition related expenses	-	-	-	-	-	-	0.7	0.7
Total Non-GAAP Income from operations	$28.6	$44.9	$(0.6)	$72.9	$94.0	$148.1	$(2.2)	$239.9
Non-GAAP Income from operations as a percentage of Segment net sales*	13.1%	20.0%		16.5%	13.7%	20.9%		17.2%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP income from operations, Non-GAAP Diluted earnings per share, Non-GAAP operating income margin, and Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance

Non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, and non-GAAP net income and non-GAAP diluted earnings per share guidance exclude acquisition related amortization, acquisition related costs, acquisition related stock compensation costs, restructuring costs and other income or charges that management does not consider to be directly related to the Company’s core operating performance, such as supplier warranty settlement, loss on partial settlement of pension plans and the tax impact of such adjustments.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP operating income margin is calculated by dividing Non-GAAP income from operations by GAAP Net Sales.

Non-GAAP adjusted EBITDA and Non-GAAP adjusted EBITDA guidance

Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Free cash flow

Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP operating working capital

Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” our expectations regarding exceeding anticipated synergy targets and achieving our debt reduction target, statements regarding opportunities arising from our merger with A&S, statements regarding our focus on cost containment and executing on our strategic priorities, our expectations regarding exceeding anticipated strategic supply chain initiatives, our expectations regarding our tax rate, our expectations regarding de-levering our business and our ability to continue de-levering our business, including by generating strong free cash flow, our expectations regarding our 2020 sales and uncertainty in regards to the industrial economy, and the Company’s revised guidance for full year 2019.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing the Notes and the Altra Credit Facilities, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK vote to leave the European Union, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, and (36) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com